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                                                                      Exhibit 21



                             Belmar Capital Fund LLC
                                  Subsidiaries




         Name                                  Jurisdiction of Incorporation
         ----                                  -----------------------------

Belmar Realty Corporation                                Delaware

Bel Alliance Apartments, LLC                             Delaware